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                                                                    EXHIBIT 10.4


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               AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                      STRATA DIRECTIONAL TECHNOLOGY, INC.,

                                       AND

                            WELLS FARGO CREDIT, INC.

                          Dated as of: February 1, 2002







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               AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

                          Dated as of February 1, 2002

        This Amended and Restated Credit and Security Agreement is entered into by and between STRATA DIRECTIONAL TECHNOLOGY, INC., a Texas corporation (the "Borrower") and WELLS FARGO CREDIT, INC., a Minnesota corporation formerly known as Norwest Credit, Inc. (the "Lender").

                                    RECITALS

                The Borrower and Lender entered into a Credit and Security Agreement, dated as of March 31, 1999, as amended (the "Former Credit Agreement"), whereby the Lender agreed to make a term advance and revolving advances to the Borrower.

                The Borrower and the Lender have agreed to amend and restate in full the Former Credit Agreement as set forth herein (as so amended and restated, the "Agreement").

                In connection with the execution of this Agreement, the Borrower is executing an Amended and Restated Revolving Note and an Amended and Restated Term Note, each of even date herewith, which notes are given to evidence the Obligations (as defined herein below) under the Agreement. The execution by the Borrower of this Agreement and the Notes shall effect a substitution for and replacement of, but not a repayment of, the Borrower's obligations under the Former Credit Agreement.

                NOW THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties hereto agree that the Former Credit Agreement is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE II

                                   Definitions

        Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               "Accounts" means all of the Borrower's accounts, as such term is defined in the UCC, including each and every right of the Borrower to the payment of money, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Borrower or by some other person who subsequently transfers such person's interest to the Borrower, whether such right to payment may be evidenced, together with all other rights and interests (including all Liens) which the Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general tangibles.

               "Acquisition Documents" means the Stock Purchase Agreement of even date herewith, by and among Allis-Chalmers, Energy Spectrum Partners, LP, and the Borrower.

               "Adjusted Working Capital" means current assets of the Borrower less the sum of (i) cash, (ii) marketable securities, and (iii) current liabilities (including the current portion of interest bearing debt).


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                "Advance" means a Revolving Advance or a Term Advance.

                "Affiliate" or "Affiliates" means Allis-Chalmers, Jens, Mountain Compressed Air, and any other Person controlled by, controlling or under common control with the Borrower, including (without limitation) any Subsidiary of the Borrower. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                "Agreement" means this Amended and Restated Credit and Security Agreement, as further amended, supplemented or restated from time to time.

                "Allis-Chalmers" means Allis-Chalmers Corporation, a Delaware corporation.

                "Applicable Law" means the law of the state designated in
        Section 9.13 hereof as the state whose laws shall govern this Agreement, or, if a court of competent jurisdiction determines that the law of any other jurisdiction applies to the determination of whether the rate of interest payable under this Agreement and the Notes is usurious, the law of such jurisdiction.

                "Availability" means the difference between (i) the Borrowing Base, less (ii) the sum of (A) the outstanding principal balance of the Revolving Note and (B) the L/C Amount.

                "Banking Day" means a day other than a Saturday, Sunday or other day on which banks are generally not open for business in San Antonio, Texas or Minneapolis, Minnesota.

                "Base Rate" means the rate of interest publicly announced from time to time by Wells Fargo Bank at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for loans making reference thereto.

                "Book Net Worth" of any Person means the aggregate of the common and preferred stockholders' equity in such Person, determined in accordance with GAAP, excluding all receivables from Affiliates.

                "Borrowing Base" means, at any time and subject to change from time to time in the Lender's sole discretion, the lesser of:

                        the Maximum Line; or

                        the difference of (A) 80% of Eligible Accounts, less (B)
                the sum of (1) the Rent Reserve and (2) the Dreco Note Reserve.

                "Capital Expenditures" for a period means any expenditure of money for the lease, purchase or other acquisition of any capital asset, or for the lease of any other asset whether payable currently or in the future, but excluding (a) leases of equipment made in the ordinary course of business for periods of less than one year and (b) replacement equipment that is purchased using insurance proceeds or the cost of which is reimbursed by any third party.

                "Change in Adjusted Working Capital" for any fiscal year means the difference between the Borrower's Adjusted Working Capital as of the last day of such fiscal year less the Borrower's Adjusted Working Capital as of the last day of the immediately preceding fiscal year.

                "Collateral" means all of the Borrower's Accounts, chattel paper, deposit accounts, documents, Equipment, General Intangibles, goods, instruments, Inventory, Investment Property, letter-of-credit rights, letters of credit, all sums on deposit in any Collateral Account, and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing;
        (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and


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        other documents of title now or hereafter covering such goods; (v) all collateral subject to the Lien of any Security Document; (vi) any money, or other assets of the Borrower that now or hereafter come into the possession, custody, or control of the Lender; (vii) all sums on deposit in the Special Account; and (viii) proceeds of any and all of the foregoing.

                "Collateral Account" means the "Norwest Account" as such term is defined in the Lockbox Agreement.

                "Commitment" means the Lender's commitment to make Advances to or for the account of the Borrower pursuant to Article II.

                "Contribution Agreement" means the Contribution Agreement of even date herewith, by Allis-Chalmers for the benefit of the Lender.

                "Credit Facility" means the credit facility being made available to the Borrower by the Lender pursuant to Article II.

                "Current Maturities of Long Term Debt" for any Person for any period means the amount of such Person's long-term debt and capitalized leases which became due during such period.

                "Debt" means of a Person as of a given date, all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet for such Person and shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

                "Debt Service Coverage Ratio" for any period means the ratio of
        (i) the sum of (A) Funds From Operations and (B) Interest Expense minus
        (C) Capital Expenditures to (ii) the sum of (A) Current Maturities of Long Term Debt and (B) Interest Expense, each for such period.

                "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

                "Default Period" means any period of time beginning on the first day of any month during which a Default or Event of Default has occurred and ending on the date the Lender notifies the Borrower in writing that such Default or Event of Default has been cured or waived.

                "Default Rate" means, with respect to Revolving Advances, an annual rate equal to three percent (3%) over the Revolving Floating Rate, which rate shall change when and as the Revolving Floating Rate changes, and with respect to the Term Advance, an annual rate equal to three percent (3%) over the Term Floating Rate, which rate shall change when and as the Term Floating Rate changes.

                "Dreco Note" means the promissory note of the Borrower dated as of ____________, 20____, payable to Dreco _____________________ in the original principal amount of $750,000.

                "Dreco Note Reserve" means an amount equal to the Borrower's payment obligations under the Dreco Note.

                "EBITDA" means net income before interest, taxes, depreciation, amortization, and extraordinary gains, as determined in accordance with GAAP.

                "Eligible Accounts" means all unpaid Accounts, net of any credits, except the following shall not in any event be deemed Eligible
        Accounts:

          That portion of Accounts unpaid 90 days or more after the invoice date;



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                That portion of Accounts that is disputed or subject to a claim of offset or a contra account;

                That portion of Accounts for services not yet performed by the Borrower, including quarterly and annual billings under software maintenance agreements, and all Accounts not yet billed;

                Accounts owed by any unit of the United States government (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which the Borrower has provided evidence satisfactory to the Lender that (A) the Lender has a first priority perfected security interest and (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);

                Accounts owed by an account debtor located outside the United States and Canada which are not (A) backed by a bank letter of credit naming the Lender as beneficiary or assigned to the Lender, in the Lender's possession and acceptable to the Lender in all respects, in its sole discretion, or (B) covered by a foreign receivables insurance policy acceptable to the Lender in its sole discretion;

                Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

                Accounts owed by a shareholder, Subsidiary, Affiliate, officer or employee of the Borrower;

                Accounts not subject to a duly perfected security interest in the Lender's favor or which are subject to any lien, security interest or claim in favor of any Person other than the Lender including without limitation any payment or performance bond;

                That portion of Accounts that has been restructured, extended, amended or modified;

                That portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;

                Accounts owed by an account debtor, regardless of whether otherwise eligible, if 25% or more of the total amount due under Accounts from such debtor is ineligible under clauses (i), (ii) or (ix) above;

                That portion of the aggregate Accounts of any account debtor (including Affiliates thereof) that exceeds 15% of the Borrower's aggregate Accounts; and

                Accounts, or portions thereof, otherwise deemed ineligible by the Lender in its sole discretion.

                "Energy Capital" means Wells Fargo Energy Capital, Inc., a Texas corporation.


                "Energy Group" means Wells Fargo Bank Texas, N.A.


                "Environmental Law" has the meaning specified in Section 5.12.

                "Equipment" means all of the Borrower's equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles,



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        furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically (without limitation) the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Borrower.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                "Event of Default" has the meaning specified in Section 8.1.

                "Former Credit Agreement" has the meaning specified in the Recitals.

                "Free Cash Flow" for any fiscal year means EBITDA for such fiscal year less the sum of (i) interest payments; (ii) scheduled principal payments on the Term Note; (iii) taxes; (iv) Changes in Adjusted Working Capital; and (v) unfinanced Capital Expenditures, each for such fiscal year.

                "Funding Date" has the meaning specified in Section 2.1.

                "Funds From Operations" for a Person for a given period means the sum of such Person's (i) Net Income, (ii) depreciation and amortization, (iii) deferred income taxes, and (iv) other non-cash items, each as determined for such period in accordance with GAAP.

                "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.5.

                "General Intangibles" means all of the Borrower's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including (without limitation) all present and future patents, patent applications, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Borrower's name, and the goodwill of the Borrower's business.

                "Guarantors" means the Individual Guarantor and the Organizational Guarantors.

                "Hazardous Substance" has the meaning specified in Section 5.12.

                "Individual Guarantor" means Munawar Hidayatallah.

                "Interest Expense" of a Person means, for a fiscal year-to-date period, such Person's total gross interest expense during such period (excluding interest income), and shall in any event include, without limitation (i) interest expensed (whether or not paid) on all Debt, (ii) the amortization of debt discounts, (iii) the amortization of all fees payable in connection with the incurrence of Debt to the extent included in interest expense, and (iv) the portion of any capitalized lease obligation allocable to interest expense.

                "Inventory" of a Borrower means all of the Borrower's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

                "Issuer" means the issuer of any Letter of Credit.

                "Investment Property" means all of the Borrower's investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities.



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                "Jens" means Jens Oil Field Service, Inc., a Texas corporation.

                "Jens Credit Agreement" means that certain Credit and Security Agreement, of even date herewith, by and between Jens and the Lender.

                "L/C Amount" means the sum of (i) the aggregate face amount of any issued and outstanding Letters of Credit for the Borrower's account and (ii) the unpaid amount of the Obligation of Reimbursement for the Borrower.

                "L/C Application" means an application and agreement for letters of credit in a form acceptable to the Issuer and the Lender.

                "L/C Sublimit" means $200,000.

                "Letter of Credit" has the meaning specified in Section 2.2.

                "Loan Documents" means this Agreement, the Notes and the Security Documents.

                "Lockbox" has the meaning given in the Lockbox Agreement.

                "Lockbox Agreement" means the Four Party Lockbox Agreement by and among the Borrower, Wells Fargo Bank, Regulus West, LLC and the Lender, dated as of March 31, 1999.

                "Maturity Date" means February 1, 2005.

                "Maximum Line" means $2,500,000.

                "Mountain Compressed Air" means Mountain Compressed Air, Inc., a Texas corporation.

                "Net Income" means fiscal year-to-date after-tax net income from continuing operations (after overhead allocations to Allis-Chalmers, if any), less any deferred income tax benefit, as determined in accordance with GAAP.

                "Note" means the Revolving Note or the Term Note; and "Notes" means the Revolving Note and the Term Note.

                "Obligations" means each and every debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender (including, without limitation, pursuant to that certain Guaranty of the obligations of Jens to the Lender, of even date herewith, by the Borrower in favor of the Lender) whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of the Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, the Obligation of Reimbursement of the Borrower, all indebtedness of the Borrower arising under this Agreement, any Note of the Borrower, any L/C Application completed by the Borrower, or any other loan or credit agreement or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into.

                "Obligation of Reimbursement" has the meaning given in Section 2.3(a).

                "Organizational Guarantors" means Allis-Chalmers and Jens.

                "Permitted Liens" has the meaning specified in Section 7.1.



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                "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                "Plan" means an employee benefit plan or other plan maintained for either of the Borrower's employees and covered by Title IV of ERISA.

                "Premises" means all premises where the Borrower conducts its business and has any rights of possession, including (without limitation) the premises legally described in Exhibit C attached hereto.

                "Rent Reserve" initially means $24,000, which amount is subject to change from time to time by the Lender in its sole discretion.

                "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.

                "Revolving Advance" means an advance to the Borrower by the Lender pursuant to Section 2.1.

                "Revolving Floating Rate" means an annual rate equal to the sum of the Base Rate plus two percent (2.0%), which annual rate shall change when and as the Base Rate changes.

                "Revolving Note" means the Borrower's promissory note payable to the order of the Lender in substantially the form of Exhibit A-1.

                "Security Documents" means this Agreement, any Collateral Account Agreement, any Lockbox Agreement, and any other document delivered to the Lender from time to time to secure the Obligations, as the same may hereafter be amended, supplemented or restated from time to time.

                "Security Interest" has the meaning specified in Section 3.1.

                "Special Account" means a specified cash collateral account maintained by a financial institution acceptable to the Lender in connection with Letters of Credit, as contemplated by Section 2.4.

                "Subsidiary" of the Borrower means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries of the Borrower, or by one or more other Subsidiaries of the Borrower.

                "Term Floating Rate" means an annual rate equal to the sum of the Base Rate plus two percent (2.0%), which annual rate shall change when and as the Base Rate changes.

                "Term Note" means the Borrower's amended and restated promissory note payable to the order of the Lender in substantially the form of Exhibit A-2.

                "Termination Date" means the earliest of (i) the Maturity Date,
        (ii) the date that the Borrower terminates the Credit Facilities, or
        (iii) the date the Lender demands payment of the Obligations after an Event of Default pursuant to Section 8.2.

                "Wells Fargo" means Wells Fargo Bank, National Association.

                "UCC" means the Uniform Commercial Code as in effect from time to time in the state designated in Section 9.13 as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.



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        Other Definitional Terms; Rules of Interpretation. The words "hereof",
"herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC. References to Articles, Sections, subsections, Exhibits, Schedules and the like, are to Articles, Sections and subsections of, or Exhibits or Schedules attached to, this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or". Defined terms include in the singular number the plural and in the plural number the singular. Reference to any agreement (including the Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor. Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder."

                     Amount and Terms of the Credit Facility

        Revolving Advances. The Lender agrees, on the terms and subject to the conditions herein set forth, to make advances to the Borrower from time to time from the date all of the conditions set forth in Section 4.1 are satisfied (the "Funding Date") to the Termination Date, on the terms and subject to the conditions herein set forth. The Lender shall have no obligation to make a Revolving Advance if, after giving effect to such requested Revolving Advance, the sum of the outstanding and unpaid Revolving Advances would exceed the Borrowing Base less the L/C Amount. The Borrower's obligation to repay the Revolving Advances shall be evidenced by the Revolving Note. All Revolving Advances shall be secured by the Collateral as provided in Article III. Within the limits set forth in this Section 2.1, the Borrower may borrow, prepay pursuant to Section 2.12 and reborrow. The Borrower agrees to comply with the following procedures in requesting Revolving Advances under this Section 2.1:

                Each request for a Revolving Advance shall be made before 11:00 a.m. (San Antonio time) of the day of the requested Revolving Advance. Requests may be made in writing or by telephone, specifying the date of the requested Revolving Advance and the amount thereof. Each request shall be by (i) any authorized officer of the Borrower; or (ii) any person designated as the Borrower's agent by any authorized officer of the Borrower in a writing delivered to the Lender; or (iii) any person whom the Lender reasonably believes to be an authorized officer of the Borrower or such a designated agent.

                Upon fulfillment of the applicable conditions set forth in
Article IV, the Lender shall disburse the proceeds of the requested Revolving Advance by crediting the same to the Borrower's demand deposit account maintained with Wells Fargo unless the Lender and the Borrower shall agree in writing to another manner of disbursement. Upon the Lender's request, the Borrower shall promptly confirm each telephonic request for a Revolving Advance by executing and delivering an appropriate confirmation certificate to the Lender. The Borrower shall repay all Revolving Advances even if the Lender does not receive such confirmation and even if the person requesting an Revolving Advance was not in fact authorized to do so. Any request for a Revolving Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.

        Letters of Credit.

                The Lender agrees, on the terms and subject to the conditions herein set forth, to cause an Issuer to issue, from the Funding Date to the Termination Date, one or more irrevocable standby or documentary letters of credit (each, a "Letter of Credit") for the Borrower's account. The Lender shall have no obligation to cause an Issuer to issue any Letter of Credit for the account of the Borrower if the



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face amount of the Letter of Credit to be issued would exceed the lesser of: (i)
the L/C Sublimit less the L/C Amount, or (ii) Availability. Each Letter of Credit, if any, shall be issued pursuant to a separate L/C Application entered into by the Borrower and the Lender for the benefit of the Issuer, completed in a manner satisfactory to the Lender and the Issuer. The terms and conditions set forth in each such L/C Application shall supplement the terms and conditions hereof, but if the terms of any such L/C Application and the terms of this Agreement are inconsistent, the terms hereof shall control.

                No Letter of Credit shall be issued with an expiry date later than the Maturity Date in effect as of the date of issuance.

                Any request to cause an Issuer to issue a Letter of Credit under this Section 2.2 shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the date of the request.

        Payment of Amounts Drawn Under Letters of Credit; Obligation of Reimbursement. The Borrower acknowledges that the Lender, as co-applicant, will be liable to the Issuer for reimbursement of any and all draws under Letters of Credit and for all other amounts required to be paid under the applicable L/C Application. Accordingly, the Borrower agrees to pay to the Lender any and all amounts required to be paid under the applicable L/C Application, when and as required to be paid thereby, and the amounts designated below, when and as designated:

                The Borrower hereby agrees to pay the Lender on the day a draft is honored under any Letter of Credit for the account of the Borrower a sum equal to all amounts drawn under such Letter of Credit plus any and all reasonable charges and expenses that the Issuer or the Lender may pay or incur relative to such draw and the applicable L/C Application, plus interest on all such amounts, charges and expenses as set forth below (the Borrower's obligation to pay all such amounts is herein referred to as the Borrower's "Obligation of Reimbursement").

                If a draft is submitted under a Letter of Credit when the Borrower is unable, because a Default Period then exists or for any other reason, to obtain a Revolving Advance to pay its Obligation of Reimbursement, the Borrower shall pay to the Lender on demand and in immediately available funds, the amount of the Obligation of Reimbursement together with interest, accrued from the date of the draft until payment in full at the Default Rate. Notwithstanding the Borrower's inability to obtain a Revolving Advance for any reason, the Lender is irrevocably authorized, in its sole discretion, to make a Revolving Advance in an amount sufficient to discharge the Obligation of Reimbursement and all accrued but unpaid interest thereon.

                The Borrower's obligation to pay any Revolving Advance made under this Section 2.3, shall be evidenced by the Revolving Note and shall bear interest as provided in Section 2.8.

        Special Account. If the Credit Facility is terminated for any reason whatsoever while any Letter of Credit is outstanding, the Borrower shall thereupon pay the Lender in immediately available funds for deposit in the Special Account an amount equal to the L/C Amount. The Special Account shall be an interest bearing account maintained for the Lender by any financial institution acceptable to the Lender. Any interest earned on amounts deposited in the Special Account shall be credited to the Special Account. Amounts on deposit in the Special Account may be applied by the Lender at any time or from time to time to the Obligations in the Lender's sole discretion, and shall not be subject to withdrawal by the Borrower so long as the Lender maintains a security interest therein. The Lender agrees to transfer any balance in the Special Account to the Borrower at such time as the Lender is required to release its security interest in the Special Account under applicable law.

        Obligations Absolute. The Borrower's obligations arising under Section
2.3 shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of Section 2.3, under all circumstances whatsoever, including (without limitation) the following circumstances:



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                any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating to any Letter of Credit (collectively the "Related Documents");

                any amendment or waiver of or any consent to departure from all or any of the Related Documents;

                the existence of any claim, setoff, defense or other right which the Borrower may have at any time, against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), or other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents or any unrelated transactions;

                any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                payment by or on behalf of the Issuer or the Lender under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; or

                any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

        Term Advances. The Lender previously made a term advance to the Borrower in the amount of $1,300,000 (the "Old Term Advance"), which advance was evidenced by a term promissory note dated as of March 31, 1999 (the "Old Term Note"). The outstanding principal balance of the Old Term Note as of the date of this Agreement is [$310,000]. The Lender agrees, on the terms and subject to the conditions herein set forth, to make a single advance to the Borrower on the Funding Date in an amount equal to $[1,344,000] (the "New Term Advance" and, together with the Old Term Advance, the "Term Advances"). The Borrower's obligation to pay the Term Advances shall be evidenced by the Term Note and shall be secured by the Collateral as provided in Article III. Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall deposit the proceeds of the New Term Advance by crediting the same to the Borrower's demand deposit account specified in Section 2.1(b) unless the Lender and the Borrower shall agree in writing to another manner of disbursement.

        Payment of Term Note. The outstanding principal balance of the Term Note shall be due and payable as follows:

                In monthly installments commencing on March 1, 2002, and continuing on the first day of each month thereafter, in an amount equal to the greater of (1) $27,566.67 or (2) an amount sufficient to fully amortize the remaining principal balance of the Term Note over a period ending on February 1, 2007;

                In addition to the foregoing, on June 30, 2003, and on each June 30 thereafter, in an amount equal to 50% of the Borrower's Free Cash Flow for the immediately preceding fiscal year, which amount shall be applied by the Lender to the Obligations in such order and in such amounts as the Lender, in its discretion, may from time to time determine;

                In addition to the foregoing, within 30 days of any equity contribution to the Borrower, in an amount equal to 100% of such equity contribution, which amount shall be applied by the Lender to the Obligations in such order and in such amounts as the Lender, in its discretion, may from time to time determine; and

                On the earlier of the Maturity Date or February 1, 2007, the entire unpaid principal balance of the Term Note, and all unpaid interest accrued thereon, shall in any event be due and payable.

        Interest; Default Interest; Usury.



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                Revolving Note. Except as set forth in Sections 2.8(d) and
2.8(f) hereof, the outstanding principal balances of the Revolving Note shall bear interest at the Revolving Floating Rate.

                Term Note. Except as set forth in Sections 2.8(d) and 2.8(f) hereof, the outstanding principal balances of the Term Note shall bear interest at the Term Floating Rate.

                Minimum Interest Charge. Notwithstanding the interest payable pursuant to Sections 2.8(a) and 2.8(b), the Borrower agrees to pay to the Lender interest of not less than the following amounts: (i) $200,000 during the calendar year ending December 31, 2002, (ii) $150,000 during the calendar year ending December 31, 2003, and (ii) $100,000 during the calendar year ending December 31, 2004 and each calendar year thereafter during the term of this agreement (prorated for periods less than one year) (the "Minimum Interest Charge"), and the Borrower shall pay any deficiency between the Minimum Interest Charge and the amount of interest otherwise calculated under Sections 2.8(a), 2.8(b), and 2.8(d) annually in arrears in the manner provided in Section 2.15.

                Default Interest Rate. At any time during any Default Period, in the Lender's sole discretion and without waiving any of its other rights and remedies, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate, effective for any periods designated by the Lender from time to time during that Default Period.

                Participations. If any Person shall acquire a participation in the Advances under this Agreement, the Borrower shall be obligated to the Lender to pay the full amount of all interest calculated under, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than the Revolving Floating Rate or the Term Floating Rate, or otherwise elects to accept less than its pro rata share of such fees, charges and other amounts due under this Agreement.

                Maximum Rate.

                        Notwithstanding the other provisions of this Agreement
                or of any Note regarding interest and rates of interest, it is the intent of the Lender and the Borrower that the execution, delivery and performance of all Loan Documents, the transactions provided for therein and contemplated thereby, and all matters incidental and related thereto and arising therefrom, shall comply and conform strictly with any governing law from time to time in effect, including usury laws. In furtherance thereof, the Lender and the Borrower stipulate and agree that none of the terms and provisions contained in, or pertaining to, the Loan Documents shall ever be construed to create a contract to pay for the use or forebearance or detention of money with interest at a rate or in an amount in excess of the maximum amount of interest permitted or allowed to be contracted for, charged, received, taken or reserved under said laws (the "Maximum Rate"). For purposes of each Loan Document, (x) "interest" shall include the aggregate of all amounts which constitute or are deemed to constitute interest under Applicable Law, that are contracted for, chargeable, receivable (whether received or deemed to have been received), taken or reserved under each such document, and (y) all computations of the Maximum Rate will be made on the basis of the actual number of days elapsed over a 365 or 366 day year, whichever is applicable. Neither the Borrower nor any other Person shall ever be required to pay unearned interest on, or with respect to any of, the Loan Documents and shall never be required to pay interest on, or with respect to any of, the Loan Documents at a rate or in an amount in excess of the Maximum Rate, AND THE PROVISIONS OF THIS PARAGRAPH SHALL CONTROL OVER ALL OTHER PROVISIONS OF THE LOAN DOCUMENTS. If the effective rate or amount of interest which would otherwise be payable under the Loan Documents would exceed the Maximum Rate, or in the event the Lender or any holder of any Note or other Obligation shall charge, contract for, take, reserve or receive monies that are deemed to constitute interest which would, in the absence of this provision, increase the effective rate or amount of interest payable under the Loan Documents to a rate or amount in excess of the Maximum Rate, then the principal amount of such Note or other Obligation or the amount of interest which would otherwise be payable thereunder shall be payable at, or reduced to, as applicable, the Maximum Rate, and all such monies so charged,



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                contracted for, received, taken or reserved that are deemed to constitute interest in excess of the Maximum Rate shall be immediately credited to such Note or Obligation or, if such Note or Obligation has been paid in full, returned or credited to the account of the Borrower upon such determination, and, in any event, the Lender shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate. All amounts paid or agreed to be paid in connection with any Note or other Obligation which would under Applicable Law be deemed "interest" or if not so deemed, would be deemed an amount that would be included in the calculation of the Maximum Rate shall, to the extent necessary to prevent such amount from exceeding the Maximum Rate and to the maximum extent not prohibited by Applicable Law, be amortized, prorated, allocated and spread through the full term of this Agreement or such Note or other Obligation, as the case may be.

                        Notwithstanding the other provisions of this Agreement
                or of any Note regarding interest and rates of interest, if at any time or for any period the otherwise applicable rate or amount of interest provided for herein or therein (without reference to the Maximum Rate limitations of this Agreement) with respect to any Note or other Obligation would exceed the Maximum Rate then the amount and rate of interest on such Loan or other Obligation shall be limited to the Maximum Rate at such time or during such period, and at all times thereafter (including periods during which any or all of such applicable rate(s) of interest otherwise provided for herein would be less than the Maximum Rate), the interest rate on such Note or other Obligation shall (while such Note or Obligation remains outstanding) continue and remain at (but shall not exceed) the Maximum Rate until the total amount of interest accrued on such Note or other Obligation equals the amount of interest which would have accrued thereon if the applicable rate of interest otherwise provided for herein (without reference to the Maximum Rate limitation) had at all times been in effect; provided further, that in no event shall the aggregate of all interest charged, received, contracted for, payable or paid in connection with the any Note or other Obligation exceed an amount equal to interest on such Note or other Obligation during the period such are outstanding, incurred or existing at the Maximum Rate, so long (and for such periods) as the Maximum Rate shall be applicable to this Agreement and the transaction contemplated hereby. If, at maturity or final payment of any Note or other Obligation, as applicable, the total amount of interest paid or accrued on such Note or other Obligation under the foregoing provisions is less than the total amount of interest which would have been paid or accrued if the applicable contractual rate of interest provided for herein (without limitation to the Maximum
                Rate) had at all times been in effect, then the Borrower agrees, to the fullest extent permitted by and in compliance with Applicable Law, to pay an amount equal to the difference between
                (x) the lesser of (A) the amount of interest which would have been paid or accrued on such Note or other Obligation, as applicable, if the Maximum Rate had at all times been in effect and (B) the amount of interest which would have been paid or accrued on such Note or other Obligation, as applicable, if a rate per annum equal to the applicable contractual rate of interest provided for herein (without limitation to the Maximum
                Rate) had at all times been in effect, and (y) the amount of interest paid or accrued in accordance with the other provisions of such Note or other Obligation, as applicable.

        Fees.

                Closing Fee. Borrower hereby agrees to pay the Lender a fully earned and non-refundable closing fee of $56,250, due and payable upon the execution of this Agreement.

                Unused Line Fee. For the purposes of this Section 2.9(b), "Unused Amount" means the Maximum Line reduced by outstanding Revolving Advances. The Borrower agrees to pay to the Lender an unused line fee at the rate of one-half of one percent (0.5%) per annum on the average daily Unused Amount from the date of this Agreement to and including the Termination Date, due and payable monthly in arrears on the first day of the month and on the Termination Date.

                Letter of Credit Fees. The Borrower agrees to pay the Lender a fee with respect to each Letter of Credit issued on account of the Borrower, if any, accruing on a daily basis and computed at the



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annual rate of three and one-half percent (3.5%) of the aggregate amount that may then be drawn on such Letter of Credit assuming compliance with all conditions for drawing thereunder (the "Aggregate Face Amount"), from and including the date of issuance of such Letter of Credit until such date as such Letter of Credit shall terminate by its terms or be returned to the Lender, due and payable monthly in arrears on the first day of each month and on the Termination Date; provided, however that during Default Periods, in the Lender's sole discretion and without waiving any of its other rights and remedies, such fee shall increase to six and one-half percent (6.5%) of the Aggregate Face Amount. The foregoing fee shall be in addition to any and all fees, commissions and charges of any Issuer of a Letter of Credit with respect to or in connection with such Letter of Credit.

                Letter of Credit Administrative Fees. The Borrower agrees to pay the Lender, on written demand, the administrative fees charged by the Issuer in connection with the honoring of drafts under any Letter of Credit issued on account of the Borrower, amendments thereto, transfers thereof and all other activity with respect to such Letters of Credit at the then-current rates published by the Issuer for such services rendered on behalf of customers of the Issuer generally.

                Audit Fees. The Borrower agrees to pay the Lender, on demand, audit fees in connection with any audits or inspections conducted by the Lender of any Collateral or the Borrower's operations or business at the rates established from time to time by the Lender as its audit fees (which fees are currently $750 per day per auditor, together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection).

        Computation of Interest and Fees; When Interest Due and Payable. Interest accruing on the outstanding principal balance of the Advances and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days. Interest shall be payable in arrears on the first day of each month and on the Termination Date.

        Capital Adequacy; Increased Costs and Reduced Return. If any Related Lender determines at any time that its Return has been reduced as a result of any Rule Change, the Borrower agrees to pay such Related Lender the amount necessary to restore its Return to what it would have been had there been no Rule Change. For purposes of this Section 2.11:

                "Capital Adequacy Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding capital adequacy, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender. Such rules include rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

                "L/C Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding letters of credit, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender. Such rules include rules imposing taxes, duties or other similar charges, or mandating reserves, special deposits or similar requirements against assets of, deposits with or for the account of, or credit extended by any Related Lender, on letters of credit.

                "Return", for any period, means the return as determined by such Related Lender on the Advances based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules then in effect. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

                "Rule Change" means any change in any Capital Adequacy Rule or L/C Rule occurring after the date of this Agreement, but the term does not include any changes in applicable requirements that at the Closing Date are scheduled to take place under the existing Capital Adequacy Rules or L/C Rules or any increases in the capital that any Related Lender is required to maintain to the extent that the



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increases are required due to a regulatory authority's assessment of the financial condition of such Related Lender.

                "Related Lender" includes (but is not limited to) the Lender, any parent corporation of the Lender and any assignee of any interest of the Lender hereunder and any participant in the loans made hereunder.

Certificates of any Related Lender sent to the Borrower from time to time claiming compensation under this Section 2.11, stating the reason therefor and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to the Related Lender hereunder to restore its Return shall be conclusive absent manifest error. In determining such amounts, the Related Lender may use any reasonable averaging and attribution methods.

        Voluntary Prepayment; Reduction of the Maximum Line; Termination of the Credit Facility by the Borrower. Except as otherwise provided herein, the Borrower may prepay the Advances in whole at any time or from time to time in part. The Borrower may prepay the Term Advance (other than in accordance with Section 2.7), terminate the Credit Facility or reduce the Maximum Line at any time if it (i) gives the Lender at least 30 days' prior written notice and (ii) pays the Lender the prepayment, termination or line reduction fee in accordance with Section 2.13. Any prepayment of any Term Advance (other than in accordance with Section 2.7) or reduction in a Maximum Line must be in an amount equal to $100,000 or an integral multiple thereof. If the Borrower reduces the Maximum Line to zero, all Obligations of the Borrower shall be immediately due and payable. Upon termination of the Credit Facility and payment and performance of all Obligations, the Lender shall release or terminate the Security Interest and the Security Documents to which the Borrower is entitled by law.

        Termination, Line Reduction and Prepayment Fees; Waiver of Termination, Prepayment and Line Reduction Fees.

                Termination and Line Reduction Fees. Except as set forth in subsection 2.13(c), if the Credit Facility is terminated for any reason (including without limitation, upon termination or acceleration by the Lender) as of a date other than the Maturity Date, or the Borrower reduces the Maximum Line, the Borrower shall pay to the Lender a fee in an amount equal to a percentage of the Maximum Line (or the amount of any such reduction, as the case may be) as follows: (i) three percent (3.0%) if the termination or reduction occurs on or before February 1, 2003, (ii) two percent (2.0%) if the termination or reduction occurs after February 1, 2003 but on or before February 1, 2004, and (iii) one percent (1.0%) if the termination or reduction occurs after February 1, 2004 but on or before the Maturity Date.

                Prepayment Fees. Except as set forth in subsection 2.13(c), if the Term Note is prepaid for any reason (including without limitation, upon termination or acceleration by the Lender) except in accordance with Section 2.7, the Borrower shall pay to the Lender a fee in an amount equal to a percentage of the amount prepaid as follows: (i) three percent (3.0%) if the prepayment occurs on or before February 1, 2003, (ii) two percent (2.0%) if the prepayment occurs after February 1, 2003 but on or before February 1, 2004, and
(iii) one percent (1.0%) if the prepayment occurs after February 1, 2004 but on or before the Maturity Date.

                Waiver or Limitation of Termination, Line Reduction and Prepayment Fees. A Borrower will not be required to pay the termination, line reduction and prepayment fees otherwise due from it under this Section 2.13 if such termination, line reduction or prepayment (i) is made because of refinancing of the Borrower by an affiliate of the Lender, or (ii) results from application by the Lender of insurance proceeds to prepay the Term Advances.

        Mandatory Prepayment. Without notice or demand, if the outstanding principal balance of the Revolving Advances made plus the L/C Amount shall at any time exceed the Borrowing Base, the Borrower shall immediately prepay such Advances to the extent necessary to eliminate such excess. Any payment received by the Lender under this Section 2.14 or under Section 2.12 may be applied to the Obligations of the Borrower, in such order and in such amounts as the Lender, in its discretion, may from time to time determine.



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        Payment. All payments to the Lender shall be made in immediately available funds and shall be applied to the Obligations one (1) Banking Day after receipt by the Lender. The Lender may hold all payments not constituting immediately available funds for three (3) additional days before applying them to the obligations. Notwithstanding anything in Section 2.1, the Borrower hereby authorizes the Lender, in its discretion at any time or from time to time without the Borrower's request and even if the conditions set forth in Section
4.2 would not be satisfied, to make an Advance to the Borrower in an amount equal to the portion of the Obligations from time to time due and payable.

        Payment on Non-Banking Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

        Use of Proceeds. The Borrower shall use the proceeds of Advances for ordinary working capital purposes, to retire $250,000 of its indebtedness under the Dreco Note, and to make a loan in an amount not to exceed $1,300,000 to Allis-Chalmers to enable it to purchase a portion of the issued and outstanding stock of Jens simultaneously with the funding of the Term Advance.

        Liability Records. The Lender shall maintain from time to time, at its discretion, liability records as to the Obligations. All entries made on any such record shall be presumed correct until the Borrower establish the contrary. Upon the Lender's demand, the Borrower will admit and certify in writing the exact principal balance of the Obligations that the Borrower then asserts to be outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrower unless the Borrower gives the Lender specific written notice of exception within 30 days after receipt.

                      Security Interest; Occupancy; Setoff

        Grant of Security Interest. The Borrower hereby pledges, assigns and grants to the Lender a security interest (collectively referred to as the "Security Interest") in the Collateral, as security for the payment and performance of the Obligations.

        Notification of Account Debtors and Other Obligors. The Lender may at any time during any Default Period notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in the Borrower's name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as the Borrower's agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of the Borrower's mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive, open and dispose of the Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower's account or forwarding such mail to the Borrower's last known address.

        Assignment of Insurance. As additional security for the payment and performance of the Obligations, the Borrower hereby assigns to the Lender any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether or not a Default Period then exists, the Lender may (but need not), in the Lender's name or in the Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

        Occupancy.

                The Borrower hereby irrevocably grants to the Lender the right to take possession of the Premises at any time during a Default Period.

                The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

                The Lender's right to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations and termination of the Commitment, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

                The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrower will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

        License. The Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, franchises, trade names, copyrights and patents of the Borrower for the purpose of selling, leasing or otherwise disposing of any or all Collateral during any Default Period.

        Financing Statement. The Borrower authorizes the Lender to file from time to time where permitted by law, such financing statements against collateral described as "all personal property" as the Lender deems necessary or useful to perfect the Security Interest. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the following information is set forth:

               Name and address of Debtor:

               Strata Directional Technology, Inc.
               7660 Woodway, Suite 200
               Houston, Texas 77063
               Federal Tax Identification No. 76-0490913

               Name and address of Secured Party:

               Wells Fargo Credit, Inc.
               40 N.E. Loop 410
               Suite 340
               San Antonio, Texas 78216
               Federal Tax Identification No. 41-1712687

        Setoff. The Borrower agrees that the Lender may at any time or from time to time during any Default Period, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrower by the Lender, whether or not due, against any Obligation, whether or not due.



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                              Conditions of Lending

        Conditions Precedent to the Advances. The Lender's obligation to make the New Term Advance and any Revolving Advances hereunder shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

                This Agreement, properly executed by the Borrower.

                The Notes, properly executed by the Borrower.

                Separate certificates of the Borrower's Secretary or Assistant Secretary certifying as to (i) the resolutions of the Borrower's directors and, if required, shareholders, authorizing the execution, delivery and performance of the Loan Documents and the Borrower's guaranty of Jens' Obligations to the Lender, (ii) the Borrower's articles of incorporation and bylaws, and (iii) the signatures of the Borrower's officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on the Borrower's behalf.

                Current certificates issued by the Secretary of State of the Borrower's state of incorporation, certifying that the Borrower is in compliance with all applicable organizational requirements of such state.

                A certificate of an officer of the Borrower confirming, in his personal capacity, the representations and warranties set forth in Article V.

                Individual Guaranty of the Obligations of each of the Borrower and Jens, properly executed by Munawar Hidayatallah.

                A Waiver of Interest, properly executed by the spouse of Munawar Hidayatallah.

                A Corporate Guaranty of the Obligations of the Borrower duly executed by Jens.

                A Corporate Guaranty of the Obligations of each of the Borrower and Jens by Allis-Chalmers.

                A Security Agreement, properly executed by Allis-Chalmers.

                A Collateral Pledge Agreement, properly executed by Allis-Chalmers.

                A Contribution Agreement, properly executed by Allis-Chalmers.

                A certificate of Allis-Chalmers's Secretary or Assistant Secretary certifying as to (i) the resolutions of Allis-Chalmers' directors and, if required, shareholders, authorizing the execution, delivery, performance of Allis-Chalmers' guaranty of the Borrower's Obligations to the Lender, (ii) Allis-Chalmers' articles of incorporation and bylaws, and (iii) the signatures of Allis-Chalmers' officers or agents authorized to execute and deliver the Guaranty and other instruments, agreements and certificates, on the Guarantor's behalf.

                Current certificates issued by the Secretary of State of Allis-Chalmers' state of incorporation, certifying that Allis-Chalmers is in compliance with all applicable organizational requirements of such state.

                Separate Intercreditor Agreements, properly executed, by and between the Lender and each of Energy Capital and Energy Group.

                An opinion of counsel to the Borrower and the Guarantors, addressed to the Lender.

                Payment of the fees and commissions due through the date of the initial Advance under Section 2.9 and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 9.6, including all legal expenses incurred through the date of this Agreement.

                Evidence that the Acquisition Documents have been executed and the transactions contemplated thereby will be consummated simultaneously with the funding of the New Term Advance.

                Evidence that Availability will be not less than $750,000 after payment for (i) the transactions contemplated in the Acquisition Documents, (ii) 60-day trade payables, (iii) $250,000 under the Dreco Note, (iv) book overdrafts and (v) closing costs.

                Satisfaction of any and all conditions precedent to Lender's obligation to make the initial advances under the Jens Credit Agreement.

                Such other documents as the Lender in its sole discretion may require.

        Conditions Precedent to All Advances. The Lender's obligation to make each Advance shall be subject to the further conditions precedent that on such date:

                the representations and warranties contained in Article V are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

                no event has occurred and is continuing, or would result from such Advance which constitutes a Default or an Event of Default.

                         Representations and Warranties

                The Borrower represents and warrants to the Lender as follows:

        Corporate Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Tax Identification Number. Borrower is a corporation duly incorporated, validly existing and in good standing under the law of the State of Texas, and Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. The Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. During its existence, the Borrower has done business solely under the names set forth in Schedule 5.1 hereto. The Borrower's chief executive office and principal place of business is located at the address set forth in Schedule 5.1 hereto, and all of the Borrower's records relating to its business or the Collateral are kept at that location. All Inventory and Equipment is located at that location or at one of the other locations set forth in Schedule 5.1 hereto. The Borrower's tax identification number is correctly set forth in Section 3.6 hereto.

        Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by the Borrower of the Loan Documents and the Borrower's Guaranty and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Borrower's stockholders; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of Borrower's articles of incorporation or bylaws; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

        Legal Agreements. This Agreement constitutes and, upon due execution by the Borrower, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

        Subsidiaries. Except as set forth in Schedule 5.4 hereto, the Borrower has no Subsidiary.

        Financial Condition; No Adverse Change. The Borrower has heretofore furnished to the Lender its preliminary audited financial statements for the fiscal year ended December 31, 2000 and its unaudited financial statements for the fiscal year-to-date period ended November 30, 2001 and those statements fairly present the Borrower's financial condition of on the dates thereof and the results of their operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Except as set forth on Schedule 5.5, since the date of the most recent financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower.

        Litigation. There are no actions, suits or proceedings pending or, to the Borrower's knowledge, threatened against or affecting the Borrower or any of its Affiliates or the properties of the Borrower or any of its Affiliates before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or any of its Affiliates, would have a material adverse effect on the financial condition, properties or operations of the Borrower or any of its Affiliates.

        Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

        Taxes. The Borrower and its Affiliates have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by them. The Borrower and its Affiliates have filed all federal, state and local tax returns which to the knowledge of the officers of the Borrower or any such Affiliate, as the case may be, are required to be filed, and the Borrower and its Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due; provided, however, that the Borrower shall not be required to pay the contested portion of any such tax, assessment, charge or claim whose amount, applicability, or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

        Titles and Liens. The Borrower has good and absolute title to all Collateral described in the collateral reports provided to the Lender and all other Collateral, properties and assets reflected in the latest financial statements referred to in Section 5.5 and all proceeds thereof, free and clear of all mortgages, security interests, liens and encumbrances, except for Permitted Liens. No financing statement naming the Borrower as debtor is on file in any office except to perfect only Permitted Liens.

        Plans. Except as disclosed to the Lender in writing prior to the date hereof, neither the Borrower nor any of its Affiliates maintains or has maintained any Plan. Neither the Borrower nor any such Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA. No Reportable Event or other fact or circumstance which may have an adverse effect on the Plan's tax qualified status exists in connection with any Plan. Neither the Borrower nor any of its Affiliates has:

                Any accumulated funding deficiency within the meaning of ERISA;
or

                Any liability or knows of any fact or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than accrued benefits which or which may become payable to participants or beneficiaries of any such Plan).

        Default. The Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a material adverse effect on the Borrower's financial condition, properties or operations.

        Environmental Matters.

                Definitions. As used in this Agreement, the following terms shall have the following meanings:

                        "Environmental Law" means any federal, state, local or
                other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

                        "Hazardous Substances" means pollutants, contaminants,
                hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

                To the Borrower's best knowledge, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any liability or obligation for either the Borrower or the Lender under common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such liability.

                To the Borrower's best knowledge, it has not disposed of Hazardous Substances in such a manner as to create any liability under any Environmental Law.

                There are not and there never have been any requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation, relating in any way to the Borrower or, to the Borrower's best knowledge, relating in any way to the Premises, alleging liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto. To the Borrower's best knowledge, no such matter is threatened or impending.

                To the Borrower's best knowledge, its businesses are and have in the past always been conducted in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in the Borrower's possession and are in full force and effect. No permit required under any Environmental Law is scheduled to expire within 12 months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

                To the Borrower's best knowledge, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

                The Borrower has delivered to Lender all environmental assessments, audits, reports, permits, licenses and other documents of which the Borrower is aware, describing or relating in any way to the Premises or the Borrower's businesses.

        Submissions to Lender. All financial and other information provided to the Lender by or on behalf of the Borrower in connection with the Borrower's request for the credit facilities contemplated hereby is true and correct in all material respects and, as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results.

        Financing Statements. The Borrower has provided to the Lender signed financing statements sufficient when filed to perfect the Security Interest and the other security interests created by the Security Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral and all other collateral described in the Security Documents which is capable of being perfected by filing financing statements. None of the Collateral or other collateral covered by the Security Documents is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

        Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral or other collateral covered by the Security Documents is (or, in the case of all future Collateral or such other collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrower's records pertaining thereto as being obligated to pay such obligation.

                        Borrower's Affirmative Covenants

    So long as the Obligations shall remain unpaid, or the Credit Facilities shall remain outstanding, the Borrower agrees that it will comply with the following requirements, unless the Lender shall otherwise consent in writing:

        Reporting Requirements. The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

                as soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, the audited financial statements of Allis-Chalmers on a consolidated and consolidating basis, with the unqualified opinion of independent certified public accountants selected by Allis-Chalmers and acceptable to the Lender, which annual financial statements shall include the balance sheets of the Borrower as at the end of such fiscal year and the related statements of Borrower's income, retained earnings and cash flows for the fiscal year then ended, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants; (ii) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections 6.12, 6.13, 6.14, and 7.10; and (iii) a certificate of the Borrower's authorized officer stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

                as soon as available and in any event within 20 days after the end of each month, an unaudited/internal balance sheet and statements of income and retained earnings of Allis-Chalmers as at the end of and for such month and for the year to date period then ended, prepared on a consolidated and consolidating basis, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments; and accompanied by a certificate of the Borrower's authorized officer, substantially in the form of Exhibit B hereto stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments,
(ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections 6.12, 6.13, 6.14, and 7.10, and including contract status reports in detail acceptable to the Lender;

                weekly, or more frequently if the Lender so requires, the Borrower's sales, collection reports and deposit records;

                within 15 days after the end of each month or more frequently if the Lender so requires, agings of the Borrower's accounts receivable and its accounts payable, an inventory certification report, receivables schedules, and a calculation of the Borrower's Accounts, Eligible Accounts, and Inventory as at the end of such month or shorter time period;

                At least 30 days before the beginning of each fiscal year of the Borrower, the Borrower will deliver to the Lender the projected balance sheets and income statements for each month of such year, each in reasonable detail, representing the Borrower's good faith projections and certified by the Borrower's chief financial officer as being the most accurate projections available and identical to the projections used by the Borrower for internal planning purposes, together with a statement of underlying assumptions and such supporting schedules and information as the Lender may in its discretion require;

                immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower of the type described in Section 5.12 or which seek a monetary recovery against the Borrower in excess of $50,000;

                as promptly as practicable (but in any event not later than five business days) after an officer of the Borrower obtains knowledge of the occurrence of any breach, default or event of default under any Security Document or any event which constitutes a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower of the steps being taken by the Borrower to cure the effect of such breach, default or event;

                as soon as possible and in any event within 30 days after the Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, the statement of the Borrower's authorized officer setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

                as soon as possible, and in any event within 10 days after the Borrower fails to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, the statement of such authorized officer of the Borrower setting forth details as to such failure and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation;

                promptly upon knowledge thereof, notice of (i) any disputes or claims by any of the Borrower's customers exceeding $20,000 individually or $50,000 in the aggregate during any fiscal year; (ii) credit memos; (iii) any goods returned to or recovered by the Borrower; and (iv) any change in the persons constituting the Borrower's officers and directors;

                promptly upon knowledge thereof, notice of any loss of or material damage to any Collateral or other collateral covered by the Security Documents or of any substantial adverse change in any Collateral or such other collateral or the prospect of payment thereof;

                within 5 days after their distribution, copies of all financial statements, reports and proxy statements which the Borrower shall have sent to its stockholders;

                promptly upon knowledge thereof, notice of the Borrower's violation of any law, rule or regulation, the non-compliance with which could materially and adversely affect the Borrower's business or its financial condition; and

                from time to time, with reasonable promptness, any and all equipment schedules, copies of invoices to account debtors of Borrower in excess of $75,000 (which amounts may be adjusted from time to time by the Lender in its sole discretion), shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request.

        Books and Records; Inspection and Examination. The Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to the Borrower's business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender's request, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all corporate and financial books and records of the Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrower, and to discuss the Borrower's affairs with any of its directors, officers, employees or agents. The Borrower will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral, other collateral covered by the Security Documents or any other property of the Borrower at any time during ordinary business hours.

        Account Verification. The Lender may at any time and from time to time send or require the Borrower to send requests for verification of accounts or notices of assignment to account debtors and other obligors. The Lender may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

        Compliance with Laws.

                The Borrower will (i) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

                Without limiting the foregoing undertakings, the Borrower specifically agrees that it will comply with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any liability or obligation under the common law of any jurisdiction or any Environmental Law.

        Payment of Taxes and Other Claims. The Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

        Maintenance of Properties.

                The Borrower will keep and maintain the Collateral, the other collateral covered by the Security Documents and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section
6.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the Lender's judgment, desirable in the conduct of the Borrower's business and not disadvantageous in any material respect to the Lender.

                The Borrower will defend the Collateral against all claims or demands of all persons (other than the Lender) claiming the Collateral or any interest therein.

                The Borrower will keep all Collateral and other collateral covered by the Security Documents free and clear of all security interests, liens and encumbrances except Permitted Liens.

        Insurance. The Borrower will obtain and at all times maintain insurance with insurers believed by the Borrower to be responsible and reputable, in such amounts and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower operates. Without limiting the generality of the foregoing, the Borrower will at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the Lender's benefit acceptable to the Lender. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

        Preservation of Existence. The Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

        Delivery of Instruments, etc. Upon request by the Lender, the Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel papers constituting Collateral, duly endorsed or assigned by the Borrower.

        Collateral Account.

                The Borrower shall irrevocably direct all present and future Account debtors and other Persons obligated to make payments constituting Collateral to make such payments directly to the Lockbox. All of the Borrower's invoices, account statements and other written or oral communications directing, instructing, demanding or requesting payment of any Account or any other amount constituting Collateral shall conspicuously direct that all payments be made to the Lockbox and shall include the Lockbox address. All payments received in the Lockbox shall be processed to the Collateral Account.

                The Borrower agrees to deposit in its Collateral Account or, at the Lender's option, to deliver to the Lender all collections on Accounts, contract rights, chattel paper and other rights to payment constituting Collateral, and all other cash proceeds of Collateral, which the Borrower may receive directly notwithstanding its direction to Account debtors and other obligors to make payments to the Lockbox, immediately upon receipt thereof, in the form received, except for the Borrower's endorsement when deemed necessary. Until delivered to the Lender or deposited in a Collateral Account, all proceeds or collections of Collateral shall be held in trust by the Borrower for and as the property of the Lender and shall not be commingled with any funds or property of the Borrower.

                Amounts deposited in the Collateral Account shall not bear interest and shall not be subject to withdrawal by the Borrower, except after full payment and discharge of all Obligations.

                All deposits in the Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of the Obligations. The Lender from time to time at its discretion after allowing one Banking Day (in addition to the one Banking Day during which Wells Fargo holds such funds) may apply funds in the Collateral Account to the payment of the Obligations, in any order or manner of application satisfactory to the Lender, by transferring such funds to the Lender's general account.

                All items deposited in the Collateral Account shall be subject to final payment. If any such item is returned uncollected, the Borrower will immediately pay the Lender, or, for items deposited in such Collateral Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to the Borrower's commercial account or other account. The Borrower shall be liable as an endorser on all items deposited in the Collateral Account, whether or not in fact endorsed by the Borrower.

        Performance by the Lender. If the Borrower at any time fails to perform or observe any of the foregoing covenants contained in this Article VI or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives the Borrower written notice thereof (or in the case of the agreements contained in Sections 6.5, 6.7 and 6.10, immediately upon the occurrence of such failure, without notice or lapse of time), the

Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrower shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the highest rate of interest then applicable to the advances made pursuant to Section 2.1(a). To facilitate the Lender's performance or observance of such covenants, the Borrower hereby irrevocably appoints the Lender, or the Lender's delegate, acting alone, as the Borrower's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrower under this Section 6.11.

        Minimum Debt Service Coverage Ratio.

                Borrower will maintain, as of each date set forth below, its Debt Service Coverage Ratio, determined for the period beginning on February 1, 2002 and ending on such date, at not less than the amount set forth opposite such date:

                                            Minimum Debt Service
                  Date                         Coverage Ratio
           ------------------               --------------------
              June 30, 2002                       0.4 to 1
           September 30, 2002                     0.8 to 1
            December 31, 2002                     1.0 to 1

                Allis-Chalmers will maintain, as of each date set forth below, a consolidated Debt Service Coverage Ratio, determined for the period beginning on February 1, 2002 and ending on such date, at not less than the amount set forth opposite such date:

                                            Minimum Debt Service
                 Period                        Coverage Ratio
           ------------------               --------------------
             March 31, 2002                       0.5 to 1
              June 30, 2002                       0.9 to 1
           September 30, 2002                     1.0 to 1
            December 31, 2002                     1.1 to 1

        Minimum YTD Net Income. Borrower will achieve, as of each date set forth below, Net Income, determined for the period beginning on February 1, 2002 and ending on such date, at an amount not less than the amount set forth opposite such date:

             Date                  Minimum YTD Net Income
       -----------------           ----------------------
       February 28, 2002                 ($350,000)
        March 31, 2002                   ($350,000)
        April 30, 2002                   ($350,000)
         May 31, 2002                    ($350,000)
         June 30, 2002                   ($200,000)
         July 31, 2002                   ($200,000)
        August 31, 2002                  ($200,000)
      September 30, 2002                 ($150,000)
       October 31, 2002                  ($150,000)
       November 30, 2002                 ($150,000)
       December 31, 2002                  ($50,000)

        Minimum Monthly Net Income. Borrower will achieve, for each month, Net Income at an amount not less than ($300,000).

        New Covenants. On or before December 31, 2002, the Borrower and the Lender shall agree on new covenant levels for Sections 6.12, 6.13, and 6.14, for periods after December 31, 2002, but if the Borrower and the Lender do not agree, the Lender may designate the required amounts in its sole discretion, and failure by the Borrower to maintain the designated amounts shall constitute an Event of Default hereunder. If the Lender elects to designate such amounts, the required Debt Service Coverage Ratio shall be not less than 1.2 to 1, and the required Net Income levels shall be at least sufficient to maintain Debt Service Coverage Ratios of not less than 1.2 to 1, based on expected levels of Debt and Capital Expenditures.

                               Negative Covenants

    So long as the Obligations shall remain unpaid, or the Credit Facilities shall remain outstanding, the Borrower agrees that, without the Lender's prior written consent:

        Liens. The Borrower will not create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (collectively, the "Permitted Liens"):

                in the case of any of the Borrower's property which is not Collateral or other collateral described in the Security Documents, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Borrower's business or operations as presently conducted;

                mortgages, deeds of trust, pledges, liens, security interests and assignments in existence on the date hereof and listed in Schedule 7.1 hereto, securing indebtedness for borrowed money permitted under Section 7.2;

                the Security Interest and liens and security interests created by the Security Documents;

                the security interest of Energy Capital in the Collateral; and

                purchase money security interests relating to the acquisition of machinery and equipment of the Borrower not exceeding the lesser of cost or fair market value thereof, and so long as no Default Period is then in existence and none would exist immediately after such acquisition.

        Indebtedness. The Borrower will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on the Borrower's behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

                indebtedness arising hereunder;

                indebtedness of the Borrower in existence on the date hereof and listed in Schedule 7.2 hereto; and

                indebtedness relating to liens permitted in accordance with
Section 7.1.

        Guaranties. The Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

                the endorsement of negotiable instruments by the Borrower for deposit or collection or similar transactions in the ordinary course of business;

                guaranty of the indebtedness of any Affiliate to the Lender; and

                guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 7.2 hereto.

        Investments and Subsidiaries.

                The Borrower will not purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including specifically but without limitation any partnership or joint venture, except:

                        investments in direct obligations of the United States
                of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

                        travel advances or loans to the Borrower's officers and
                employees not exceeding at any one time an aggregate of $25,000; and

                        advances in the form of progress payments, prepaid rent
                not exceeding three months or security deposits.

                The Borrower will create or permit to exist any Subsidiary, other than the Subsidiaries in existence on the date hereof and listed in
Schedule 5.4.

        Dividends. The Borrower will not declare or pay any dividends (other than dividends payable solely in stock of the Borrower) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly.

        Sale or Transfer of Assets; Suspension of Business Operations. The Borrower will not sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations. No Borrower will in any manner transfer any property without prior or present receipt of full and adequate consideration.

        Consolidation and Merger; Asset Acquisitions. The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

        Sale and Leaseback. The Borrower will not enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

        Restrictions on Nature of Business. The Borrower will not engage in any line of business materially different from that presently engaged in by the Borrower and will not purchase, lease or otherwise acquire assets not related to its business.

        Capital Expenditures. The Borrower will not incur or contract to incur Capital Expenditures of more than $200,000 in the aggregate during any fiscal year.

        Accounting. The Borrower will not adopt any material change in accounting principles other than as required by GAAP. The Borrower will not adopt, permit or consent to any change in its fiscal year.

        Discounts, etc. The Borrower will not grant any discount, credit or allowance to any customer, except in the ordinary course of business, or at any time following the occurrence of an Event of Default which is continuing, modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor.

        Defined Benefit Pension Plans. The Borrower will not adopt, create, assume or become a party to any defined benefit pension plan, unless disclosed to the Lender pursuant to Section 5.10.

        Other Defaults. The Borrower will not permit any breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon the Borrower.

        Place of Business; Name. The Borrower will not transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location. The Borrower will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. The Borrower will not change its name.

        Organizational Documents; S Corporation Status. The Borrower will not amend its certificate of incorporation, articles of incorporation or bylaws. The Borrower will not become an S Corporation within the meaning of the Internal Revenue Code.

        Salaries. The Borrower will not pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation; or increase the salary, bonus, commissions, consultant fees or other compensation of any director, officer or consultant, or any member of their families, by more than 10% in any one year, either individually or for all such persons in the aggregate, or pay any such increase from any source other than profits earned in the year of payment.

        Change in Ownership. The Borrower will not issue or sell any stock of the Borrower so as to change the percentage of voting and non-voting stock owned by each of the Borrower's shareholders so as to reduce the equity ownership of Allis-Chalmers in the Borrower to less than [____] percent, and the Borrower will not permit or suffer to occur the sale, transfer, assignment, pledge or other disposition of any or all of the issued and outstanding shares of stock of the Borrower.

                     Events of Default, Rights and Remedies

        Events of Default. "Event of Default", wherever used herein, means any one of the following events:

                Default in the payment of the Obligations of the Borrower when they become due and payable;

                Default in the payment of any fees, commissions, costs or expenses required to be paid by the Borrower under this Agreement;

                Default in the performance, or breach, of any covenant or agreement in this Agreement;

                The Borrower or any Guarantor shall be or become insolvent, or admit in writing its or his inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or the Borrower or any Guarantor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower or any Guarantor as the case may be; or the Borrower or any Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it or him under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against either the Borrower or any Guarantor; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of either the Borrower or any Guarantor;

                A petition shall be filed by or against the Borrower or any Guarantor under the United States Bankruptcy Code naming the Borrower or such Guarantor as debtor;

                Any representation or warranty made by the Borrower in this Agreement, by any Guarantor in any guaranty delivered to the Lender, or by the Borrower (or any of its officers) or any Guarantor in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such guaranty shall prove to have been incorrect in any material respect when deemed to be effective;

                The rendering against the Borrower of a final judgment, decree or order for the payment of money in excess of $50,000 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution;

                A default under any bond, debenture, note or other evidence of indebtedness of the Borrower owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any lease of any of the Premises, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument or lease;

                Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or the Borrower shall have filed for a distress termination of any Plan under Title IV of ERISA; or the Borrower shall have failed to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a lien on the Borrower's assets in favor of the Plan;

                An event of default shall occur under any Security Document or under any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement securing any obligations of the Borrower hereunder or under any note evidencing any obligations of the Borrower hereunder;

                The Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets, without the Lender's prior written consent;

                The Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) or notice of any state or federal tax liens shall be filed or issued;

                Default in the payment of any amount owed by the Borrower to the Lender other than any indebtedness arising hereunder;

                Any Guarantor shall repudiate, purport to revoke or fail to perform any such Guarantor's obligation under such Guarantor's guaranty in favor of the Lender, any Individual Guarantor shall die (unless such Individual Guarantor's estate shall promptly agree to substitute such Individual Guarantor's heirs as substitute Individual Guarantors) or any other Guarantor shall cease to exist;

                Any event or circumstance with respect to the Borrower shall occur such that the Lender shall believe in good faith that the prospect of payment of all or any part of the Obligations or the performance by the Borrower under the Loan Documents is impaired or any material adverse change in the business or financial condition of the Borrower shall occur; and

                Any breach, default or event of default by or attributable to any Affiliate under any agreement between such Affiliate and the Lender, including, without limitation, any breach, default or event of default by Jens under the Jens Credit Agreement.

        Rights and Remedies. During any Default Period, the Lender may exercise any or all of the following rights and remedies:

                the Lender may, by notice to the Borrower, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

                the Lender may, by notice to the Borrower, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrower hereby expressly waives;

                the Lender may, without notice to the Borrower and without further action, apply any and all money owing by the Lender to the Borrower to the payment of the Obligations;

                the Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including, without limitation, the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and, in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

                the Lender may exercise and enforce its rights and remedies under the Loan Documents; and

                the Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in subsections (d) or (e) of Section 8.1, the Borrower's Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

        Certain Notices. If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9.3) at least ten calendar days before the date of intended disposition or other action.

                                  Miscellaneous

        No Waiver; Cumulative Remedies. No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

        Amendments, etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

        Addresses for Notices, etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy with electronic confirmation, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below:

               If to the Borrower:

               Strata Directional Technology, Inc.
               7660 Woodway, Suite 200
               Houston, Texas 77063
               Telecopier:  713-369-0555
               Attention:  Mickey Hidayatallah

               If to the Lender:

               Wells Fargo Credit, Inc.
               MAC T 5613-012
               40 N.E. Loop 410
               Suite 340
               San Antonio, Texas 78216
               Telecopier:  210-856-8989
               Attention:  Michelle Salisbury

or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on
(a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender.

        Further Documents. The Borrower will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender's rights under the Loan Documents (but any failure to request or assure that the Borrower executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

        Collateral. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrower is entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.

        Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses, including (without limitation) attorneys' fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents, and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including without limitation all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest.

        Indemnity. In addition to the payment of expenses pursuant to Section 9.6, the Borrower agrees to indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):

                        any and all transfer taxes, documentary taxes,
                assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances;

                        any claims, loss or damage to which any Indemnitee may
                be subjected if any representation or warranty contained in
                Section 5.12 proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 6.4(b); and

                        any and all other liabilities, losses, damages,
                penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Advances, except to the extent caused by the gross negligence or willful misconduct of such Indemnitee.

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, the Borrower, or counsel designated by the Borrower and reasonably satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower's sole costs and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower's obligation under this Section 9.7 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder.

        Participants. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender's participants, successors or assigns.

        Execution in Counterparts. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

        Binding Effect; Assignment; Complete Agreement; Exchanging Information. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the Lender's prior written consent. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Without limiting the Lender's right to share information regarding the Borrower and its

Affiliates with the Lender's participants, accountants, lawyers and other advisors, the Lender, Wells Fargo Corporation, and all direct and indirect subsidiaries of Wells Fargo Corporation, may exchange any and all information they may have in their possession regarding the Borrower and its Affiliates, and the Borrower waives any right of confidentiality it may have with respect to such exchange of such information.

        Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

        Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

        Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Minnesota. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Minnesota. The parties hereto hereby (i) consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement;
(ii) waive any argument that venue in any such forum is not convenient, (iii) agree that any litigation initiated by the Lender or the Borrower in connection with this Agreement or the other Loan Documents shall be venued in either the District Court of the County of Hennepin, Minnesota, or the United States District Court, District of Minnesota; and (iv) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

WELLS FARGO CREDIT, INC.                    STRATA DIRECTIONAL TECHNOLOGY, INC.

By                                          By
  ---------------------------------           ----------------------------------
  Michelle Salisbury                          Munawar Hidayatallah
  Its Vice President                          Chairman of the Board and Chief
                                              Executive Officer